UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

One-Year Financing Facility

On May 7, 2009, Wells Real Estate Investment Trust II, Inc. (the “Registrant”), through a wholly owned subsidiary, entered into a $245.0 million, one-year, unsecured revolving financing facility (the “$245 Million Facility”) with a syndicate of banks led by Wachovia Bank, N.A. (the “Lender”). The $245 Million Facility amends and restates the Registrant’s original $400.0 million, four-year total, unsecured revolving financing facility (the “$400 Million Facility”) entered with the Lender on May 9, 2005, which matures on May 9, 2009.

The $245 Million Facility agreement contains borrowing arrangements that, at the option of the Registrant, provide for interest costs based on LIBOR for 7 or 30 day periods, plus an applicable margin ranging from 3.00% to 3.75% (“LIBOR Loans”) or the floating base rate, plus an applicable margin ranging from 2.00% to 2.75% (“Base Rate Loans”). The applicable margin for LIBOR Loans and Base Rate Loans is based on the Registrant’s debt to total asset value ratio, as defined. The base rate for any day is the greatest of the Lender’s prime rate for such day, the Federal Funds Rate for such day plus 0.50%, and the one-month adjusted Eurodollar rate for such day plus 1.00%. The adjusted Eurodollar rate has a floor of 2.00%.

Under the terms of the $245 Million Facility, accrued interest is payable in arrears on the first day of each calendar month. The Registrant is required to repay outstanding principal and accrued interest on May 7, 2010. The Registrant may prepay any loan at any time without premium or penalty.

Under the terms of the $245 Million Facility, the Registrant may borrow up to 50% of the Unencumbered Asset Value. Unencumbered Asset Value is calculated as the annualized net operating income of the lender-approved unencumbered properties owned for more than two consecutive fiscal quarters divided by 9.00%, plus the book value, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), of such properties acquired during the Registrant’s most recently ended two fiscal quarters, plus the GAAP book value of construction-in-process properties included in the lender-approved unencumbered properties.

The $245 Million Facility agreement also stipulates that the Registrant’s net distributions, which equal total dividends and other distributions less the amount reinvested through the Registrant’s dividend reinvestment plan, may not exceed the greater of (i) 90% of the Registrant’s Funds from Operations for the twelve-month period preceding the date of payment or 100% of the Registrant’s Funds from Operations for the two most recently completed fiscal quarters; or (ii) the minimum amount required in order for the Registrant to maintain its status as a REIT. Funds from Operations, as defined by the agreement, means net income (loss), minus (or plus) gains (or losses) from debt restructuring, mark-to-market adjustments on interest rate swaps, and sales of property during such period, plus depreciation on real estate assets and amortization (other than amortization of deferred financing costs) for such period, all after adjustments for unconsolidated partnerships and joint ventures. The Registrant may not make net distributions if a default or an event of default as described in the $245 Million Facility agreement has occurred and is continuing or would result from the payment of net distributions.

Debt covenants of the $245 Million Facility require that the Registrant maintain its leverage, i.e., the ratio of total debt to total asset value, at 50% or less at all times during the term of the facility and its ratio of secured debt to total asset value, at 40% or less at all times during the term of the facility. Total asset value is equal to the sum of the Registrant’s cash and cash equivalents, plus the annualized net operating income less capital reserves for the prior fiscal quarter for all properties owned for more than two consecutive fiscal quarters, divided by 9.00%, plus the GAAP book value of properties acquired during the Registrant’s most recently ended two fiscal quarters, plus the GAAP book value, for construction in process properties, plus the GAAP book value of unimproved land. Other debt covenants include that the ratio of the Registrant’s Unencumbered Asset Value to total unsecured debt to be less than 2:1 at any time and that the Registrant maintain certain interest and fixed charge coverage ratios, a minimum tangible net worth, a limitation on secured recourse debt to total asset value and a limitation on the amount of outstanding floating rate debt. The $245 Million Facility also places certain limits on investments that fall outside the Registrant’s core investments of improved office and industrial properties located in the United States.

Upon entering the $245 Million Facility, the Registrant drew down the full amount available to pay down amounts due under the $400 Million Facility.

Three-Month Financing Facility

On May 7, 2009, the Registrant, through a wholly owned subsidiary, entered into a $50.0 million, three-month, unsecured term loan facility (the “$50 Million Facility”) with Bank of America, N.A. The $50 Million Facility amends and restates the Registrant’s $100.0 million, unsecured term loan facility (the “$100 Million Facility”) entered with the Lender on January 9, 2008, which matures on May 9, 2009.

The $50 Million Facility matures on August 5, 2009, and provides for interest costs to be incurred at the option of the Registrant at a floating one-month LIBOR rate, plus an applicable margin ranging from 3.00% to 3.75% (“LIBOR Loans”) or the floating base rate, plus an applicable margin ranging from 2.00% to 2.75% (“Base Rate Loans”), both as reset daily. The applicable margin for LIBOR Loans and Base Rate Loans is based on the Registrant’s debt to total asset value ratio, as defined. The base rate for any day is the greatest of Bank of America’s prime rate for such day, the Federal Funds Rate for such day plus 0.50%, and the one-month adjusted Eurodollar rate for such day plus 1.00%. The adjusted Eurodollar rate has a floor of 2.00%.

Under the terms of the $50 Million Facility, the Registrant is required to make monthly principal payments of $16.67 million, plus interest payments. Accrued interest is payable in arrears on the first day of each calendar month, upon any prepayment and at maturity. The Registrant may prepay the loan at any time without premium or penalty. The $50 Million Facility agreement contains covenants substantially the same as those imposed by the $245 Million Facility described above. Proceeds from the $50 Million Facility were used to pay down amounts due under the $400 Million Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: May 8, 2009	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President